Exhibit 15.2

April 27, 2018

The9 Limited

Building No. 3, 690 Bibo Road

Zhangjiang Hi-tech Park

Pudong New Area, Pudong

Shanghai 201203

People’s Republic of China

Dear Sir/Madam:

We consent to the reference to our firm under the headings of “Government Regulations” and “Arrangements with Affiliated PRC Entities” in The9 Limited’s Annual Report on Form 20-F for year ended December 31, 2017 (the “Annual Report”), which will be filed with the Securities and Exchange Commission in the month of April 2018, and further consent to the incorporation by reference of our opinions under these headings into the Registration Statements on Form S-8 (No. 333-127700, No. 333-156306, No. 333-168780, No. 333-210693 and No. 333-217190), and the Registration Statement on Form F-3 (No. 333-210692) of The9 Limited.

In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Zhong Lun Law Firm

Zhong Lun Law Firm